Exhibit 99.1

Financial Institutions, Inc.

FOR IMMEDIATE RELEASE

Financial Institutions, Inc. Announces Date of
2018 Annual Meeting of Shareholders

WARSAW, N.Y. – March 28, 2018 – Financial Institutions, Inc. (NASDAQ: FISI) announced today that its Annual Meeting of Shareholders will be held on Wednesday, June 20, 2018 at 10:00 a.m. at the Company’s Corporate Headquarters at 220 Liberty Street in Warsaw, New York. The record date for the Annual Meeting is Monday, April 23, 2018.

About Financial Institutions, Inc.
Financial Institutions, Inc. provides diversified financial services through its subsidiaries Five Star Bank, Scott Danahy Naylon and Courier Capital. Five Star Bank provides a wide range of consumer and commercial banking and lending services to individuals, municipalities and businesses through a network of more than 50 offices throughout Western and Central New York State. Scott Danahy Naylon provides a broad range of insurance services to personal and business clients across 45 states. Courier Capital provides customized investment management, investment consulting and retirement plan services to individuals, businesses, institutions, foundations and retirement plans. Financial Institutions, Inc. and its subsidiaries employ approximately 650 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at www.fiiwarsaw.com.

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For additional information contact:

Shelly J. Doran
(585) 627-1362
sjdoran@five-starbank.com